EXHIBIT 10.32
THIRD AMENDMENT AND TEMPORARY WAIVER AGREEMENT
     THIS THIRD AMENDMENT AND TEMPORARY WAIVER AGREEMENT (this “Third Amendment”) is made and entered into as of March 3, 2008 among AMERICAN COLOR GRAPHICS, INC., a New York corporation (together with any permitted successors and assigns, “ACG”), AMERICAN COLOR GRAPHICS FINANCE, LLC, a Delaware limited liability company (together with any permitted successors and assigns, “ACG Finance” and, together with ACG, the “ACG Parties”), the financial institutions identified on the signature pages hereof as Lenders (collectively, the “Lenders”), and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”).
RECITALS
     1. ACG Finance, the Administrative Agent, the Collateral Agent and the Lenders are parties to that certain Credit Agreement, dated as of September 26, 2006, as amended by that certain Omnibus Amendment of Loan Documents, dated as of June 13, 2007 (the “Omnibus Amendment”), as further amended by that Amendment and Temporary Waiver Agreement, dated as of November 14, 2007 (the “First Amendment”), and as further amended by that Second Amendment and Temporary Waiver Agreement, dated as of February 12, 2008 (the “Second Amendment”) (as amended, the “Existing Credit Agreement”); ACG Finance, ACG, in its capacity as servicer (in such capacity, the “Servicer”) and the Administrative Agent are parties to that certain Servicing Agreement, dated as of September 26, 2006, as amended by that certain First Amendment to Servicing Agreement, dated as of March 30, 2007, as further amended by the Omnibus Amendment, as further amended by that certain letter amendment dated July 3, 2007, as further amended by the First Amendment, and as further amended by the Second Amendment (as amended prior to the date hereof, the “Existing Servicing Agreement”); and ACG Finance and ACG are parties to that certain Contribution and Sale Agreement, dated as of September 26, 2006 (the “Existing Contribution Agreement”).
     2. The ACG Parties have been unable to satisfy the requirements of (i) Section 5.01(a) of the Existing Credit Agreement, Section 3.2(a) of the Existing Servicing Agreement and Section 5.1(j)(i) of the Existing Contribution Agreement, with respect to delivery of an opinion by its certified public accountants not subject to a going concern qualification, for the fiscal year ending March 31, 2007, and (ii) Section 5.3 of the Existing Servicing Agreement, with respect to the fiscal quarters ending September 30, 2007 and December 31, 2007 (collectively with any Default existing as a result of the ACG Parties’ acknowledgements set forth in Section 2.1(c) of the First Amendment or in Section 2.1(c) of the Second Amendment, the “Existing Defaults”). Subject to the terms and conditions of the Second Amendment, the Lenders agreed to waive the Existing Defaults for the period through and including March 13, 2008 (the “Original Waiver Period”).
     3. The ACG Parties have advised the Lenders that they will be unable to comply with the requirements of (i) Section 5.01(a) of the Existing Credit Agreement, Section 3.2(a) of the Existing Servicing Agreement and Section 5.1(j)(i) of the Existing Contribution Agreement, with respect to delivery of an opinion by its certified public accounts not subject to a going concern qualification for the fiscal year ending March 31, 2008 and (ii) Section 5.3 of the

Existing Servicing Agreement with respect to the fiscal quarter ending March 31, 2008 (collectively, the “Prospective Defaults”).
     3. The ACG Parties have requested that the Lenders (i) extend the Original Waiver Period with respect to the Existing Defaults, (ii) provide a temporary waiver of the Prospective Defaults, and (iii) continue to make available to ACG Finance the Loans.
     4. The Lenders are willing to extend the Original Waiver Period, provide a temporary waiver of the Prospective Defaults, and continue to make available the Loans to ACG Finance, based upon and subject to the terms and conditions specified in this Third Amendment.
     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:
ARTICLE I
Definitions
     Section 1.1. Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Third Amendment have the following meanings:
     “Amended Servicing Agreement” means the Existing Servicing Agreement as amended hereby.
     “Continuing Defaults” means (A) the Existing Defaults, (B) the Prospective Defaults, (C) any Default existing as a result of the ACG Parties’ acknowledgment set forth in Section 2.1(c) of this Third Amendment.
     “Finco Waiver Termination Date” means the earlier to occur (A) the date of any Default, Event of Default or Servicer Default (other than the Continuing Defaults) under any of the Loan Documents, and (B) the Waiver Termination Date as defined in the Seventh Amendment.
     “Seventh Amendment” means that certain Seventh Amendment to Amended and Restated Credit Agreement and Temporary Waiver Agreement, of even date herewith, among American Color Graphics, Inc. as the borrower, ACG Holdings, Inc., as the guarantor, Bank of America, N.A. as the administrative agent, and the lenders signatory thereto, amending the ACG Senior Facility.
     “Third Amendment Effective Date” shall mean, in accordance with Article V of this Third Amendment, the date upon which the ACG Parties satisfied in the determination of the Administrative Agent and the Lenders (or satisfaction thereof has been waived by the Administrative Agent and the Lenders) each of the conditions set forth in Article V of this Third Amendment.
     “Third Amendment Fee Letter” means the letter agreement, dated as of the Third Amendment Effective Date, between the ACG Finance and the Administrative Agent.

     Section 1.2. Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Third Amendment have the meanings provided in the Existing Credit Agreement.
ARTICLE II
Limited Waiver and Reaffirmation
     Section 2.1. Limited Waiver. (a) The ACG Parties acknowledge that (A) the Existing Defaults result from the ACG Parties’ failure to be able to comply with (i) the financial covenant contained in Section 5.3 of the Existing Servicing Agreement for the fiscal quarters ending nearest September 30, 2007 and December 31, 2007, respectively, and (ii) the requirement in Section 5.01(a) of the Existing Credit Agreement, Section 3.2(a) of the Existing Servicing Agreement and Section 5.1(j)(i) of the Existing Contribution Agreement that ACG’s annual financial statements be accompanied by the opinion of its certified public accountants not subject to a going concern qualification, for the fiscal year ending March 31, 2007, and (B) the Prospective Defaults will result from the ACG Parties inability to comply with (i) Section 5.01(a) of the Existing Credit Agreement, Section 3.2(a) of the Existing Servicing Agreement and Section 5.1(j)(i) of the Existing Contribution Agreement, with respect to delivery of an opinion by its certified public accountants not subject to a going concern qualification for the fiscal year ending March 31, 2008 and (ii) Section 5.3 of the Existing Servicing Agreement, with respect to the fiscal quarter ending March 31, 2008. Effective on (and subject to the occurrence of) the Third Amendment Effective Date, the Lenders hereby waive the Continuing Defaults through and including the Finco Waiver Termination Date (such period from the Third Amendment Effective Date through and including the Finco Waiver Termination Date being referred to as the “Waiver Period”) for all purposes of the Existing Credit Agreement (including, without limitation, Section 4.03(b) thereof), the Existing Servicing Agreement and the other Loan Documents. This limited waiver shall not modify or affect (i) ACG’s obligation to comply with the terms of Section 5.3 of the Existing Servicing Agreement as measured for the fiscal quarters ending nearest September 30, 2007, December 31, 2007, and March 31, 2008, respectively, (ii) ACG’s obligation to comply with the terms of Section 5.3 of the Existing Servicing Agreement as measured at the end of any fiscal quarter other than the ones ending nearest September 30, 2007, December 31, 2007, and March 31, 2008, (iii) the ACG Parties’ obligation to comply with the terms of Section 5.01(a) of the Existing Credit Agreement, Section 3.2(a) of the Existing Servicing Agreement and Section 5.1(j)(i) of the Existing Contribution Agreement for the fiscal years ending nearest March 31, 2007 and March 31, 2008, respectively, (iv) the ACG Parties’ obligation to comply with the terms of Section 5.01(a) of the Existing Credit Agreement, Section 3.2(a) of the Existing Servicing Agreement and Section 5.1(j)(i) of the Existing Contribution Agreement for any fiscal year other than the ones ending nearest March 31, 2007 and March 31, 2008, or (iv) the ACG Parties’ obligation to comply fully with any other duty, term, condition, obligation or covenant contained in the Existing Credit Agreement or the other Loan Documents.
     (b) Except for the limited waiver set forth above, nothing contained herein shall be deemed to constitute or imply a waiver of any rights or remedies which the Administrative Agent or any Lender may have under the Existing Credit Agreement, any other Loan Document, or under applicable law; it being understood that the Administrative Agent and the Lenders may not exercise their rights and remedies with respect to the Continuing Defaults during the Waiver Period as long as no other Servicer Default, Default or Event of Default occurs or exists. The limited waiver set forth herein shall be effective only in this specific instance for the duration of the Waiver Period and shall not obligate the Lenders or the Administrative Agent to waive any other Servicer Default, Default or Event of Default, now existing or hereafter arising. This is a one-time waiver, and the Administrative Agent and the Lenders shall have no obligation to extend the limited waiver or otherwise amend, modify or waive any provision of the Existing Credit Agreement, the Amended Servicing Agreement, the Existing Contribution Agreement or the other Loan Documents at the end of the Waiver Period. The provisions and agreements set forth in this Third Amendment shall not establish a custom or course of dealing or conduct between the Administrative Agent, any Lender, ACG Finance, ACG or any other ACG Party.
     (c) The ACG Parties acknowledge and agree that unless the Agent and Required Lenders further amend the Existing Credit Agreement, the Amended Servicing Agreement and the Existing Contribution Agreement or otherwise agree in writing to continue this waiver beyond the Waiver Period, an Event of Default and a Servicer Default will occur under the Existing Credit Agreement and the Amended Servicing Agreement as of the Finco Waiver Termination Date, for which no grace period or cure period shall apply, and the Administrative Agent and the Lenders may pursue all rights and remedies available to them under the Existing Credit Agreement, the other Loan Documents and applicable law. The ACG Parties further acknowledge and agree that, to the extent any Servicer Defaults, Defaults or Events of Default (other than the Continuing Defaults) now exist or hereafter arise during the Waiver Period, the Administrative Agent and the Lenders may immediately pursue all rights and remedies available to them in respect thereof under the Existing Credit Agreement, the other Loan Documents, and applicable law.
     (d) The ACG Parties acknowledge and agree that the making of any Credit Extension pursuant to the Existing Credit Agreement following the occurrence of the Continuing Defaults does not now, and will not in the future, constitute (i) an agreement or obligation, whether implied or express, on the part of the Lenders to make any Credit Extension in the future, after the expiration of the Waiver Period, to the extent that the Continuing Defaults exist upon the expiration of the Waiver Period, or (ii) a waiver by the Agent or the Lenders of any of their respective rights or remedies at any time, now or in the future, with respect to the Continuing Defaults or to any other Default or Event of Default.
     Section 2.2. Reaffirmation of ACG Party Obligations. Each ACG Party hereby ratifies the Existing Credit Agreement and the other Loan Documents and acknowledges and reaffirms (i) that it is bound by all terms of the Existing Credit Agreement and the other Loan Documents and (ii) that it is responsible for the observance and full performance of the Obligations, including without limitation the repayment of the Loans, in accordance with the terms of the Existing Credit Agreement. Without limiting the generality of the preceding sentence, each of the ACG Parties agrees that all references in the Loan Documents to the term “Obligations” shall be deemed to include all of the obligations of the ACG Parties to the Lenders, the Administrative Agent and the Collateral Agent, whenever arising, under the Existing Credit Agreement or any of the other Loan Documents (including, but not limited to, any interest, expenses and cost and charges that accrue after the commencement by or against any ACG Party or any Affiliate thereof or any proceedings under the Bankruptcy Code naming such Person as the debtor in such proceeding). Each ACG Party further represents and warrants to the Administrative Agent and the Lenders that each is validly and justly indebted to the Agent and the Lenders in accordance with the Loan Documents and that none of the ACG Parties has any claims, counterclaims, offsets, credits or defenses to the Loan Documents or the performance of their respective obligations thereunder, or if any ACG Party has any such claims, counterclaims, offsets, credits or defenses to the Loan Documents or any transaction related to the Loan Documents, the same are hereby fully and irrevocably waived, relinquished and released in consideration of the execution and delivery of this Amendment by the Administrative Agent and the Lenders.
ARTICLE III
Amendment to Existing Servicing Agreement
     Effective on (and subject to the occurrence of) the Third Amendment Effective Date, the Existing Servicing Agreement is hereby amended in accordance with this Article III. Except as so amended, the Existing Servicing Agreement shall continue in full force and effect as the Amended Servicing Agreement.
     Section 3.1 Amendment of Section 5.4. Section 5.4 of the Existing Servicing Agreement is hereby amended in its entirety to read as follows:
     5.4 Minimum Total Availability
     Permit the Total Availability at any time from and after February 15, 2008 to be less than the corresponding amounts indicated for each of the following periods:

Period	Minimum Total Availability
From February 15, 2008 through February 20, 2008	$2,500,000
From February 21, 2008 through February 24, 2008	$3,500,000
From February 25, 2008 through March 5, 2008	$1,500,000
From March 6, 2008 through April 20, 2008	$4,000,000
From April 21, 2008 through May 13, 2008	$3,000,000
From and after May 14, 2008	$4,000,000
provided, however, that the amount of the minimum Total Availability shall reduce from $4,000,000 to $3,000,000 as of April 21, 2008 only if the aggregate principal balance outstanding under the Bridge Facility Agreement (as defined in the ACG Senior Facility) as of April 21, 2008 is not less than $8,000,000.
ARTICLE IV
Representations and Warranties
     The ACG Parties represent and warrant to the Administrative Agent, the Collateral Agent, the Lenders and each other that, on and as of the Third Amendment Effective Date, and after giving effect to this Third Amendment:
     Section 4.1 Authority. Each of the ACG Parties has all the necessary corporate or limited liability company power to make, execute, deliver, and perform this Third Amendment, has taken all necessary corporate or limited liability company action to authorize the execution, delivery and performance of this Third Amendment and has duly executed and delivered this Third Amendment. This Third Amendment and the Loan Documents constitute the legal, valid and binding obligations of each of the ACG Parties that is a party thereto, enforceable against each of them in accordance with their terms except as such enforceability may be subject to (a) the Bankruptcy Code and (b) general principles of equity.
     Section 4.2 No Legal Obstacle to Agreement. Neither the execution of this Third Amendment, the making by the Borrower of any borrowings under the Existing Credit Agreement, nor the performance of the Existing Credit Agreement or any other Loan Document has constituted or resulted in or will constitute or result in a breach of the provisions of any contract to which an ACG Party is a party, or the violation of any law, judgment, decree or governmental order, rule or regulation applicable to an ACG Party, or result in the creation under any agreement or instrument of any security interest, lien, charge, or encumbrance upon any of the assets of an ACG Party. No approval or authorization of any governmental authority is required to permit the execution, delivery or performance by an ACG Party of this Third Amendment, the Existing Credit Agreement or the transactions contemplated hereby or thereby, or the making by the Borrower of any borrowings under the Existing Credit Agreement.
     Section 4.3 Incorporation of Certain Representations. The representations and warranties set forth in Article IV of the Existing Servicing Agreement and in Article III of the Existing Credit Agreement are true and correct in all material respects on and as of the Third Amendment Effective Date as though made on and as of the date hereof except for any representations and warranties that expressly relate solely to an earlier date, which representations and warranties were true and accurate in all material respects on and as of such earlier date.
     Section 4.4 Default. No Servicer Default, Default or Event of Default has occurred and is continuing under the Existing Credit Agreement or the Existing Servicing Agreement (other than the Continuing Defaults).
ARTICLE V
Conditions to Effectiveness
     This Third Amendment shall be and become effective as of the Third Amendment Effective Date provided that each of the conditions set forth in this Article V shall have been satisfied in the determination of the Administrative Agent and the Lenders (or satisfaction thereof has been waived by the Administrative Agent and the Lenders) on or before March 5, 2008.
     Section 5.1 Counterparts of Third Amendment. The Administrative Agent shall have received counterparts (or other evidence of execution, including telephonic message, satisfactory to the Administrative Agent) of this Third Amendment, which collectively shall have been duly executed on behalf of each of ACG Finance, ACG, the Lenders and the Administrative Agent.
     Section 5.2 Corporate Action. The ACG Parties shall have delivered to the Administrative Agent certified copies of all necessary corporate action taken by each ACG Party approving this Third Amendment, and each of the documents executed and delivered in connection herewith or therewith (including, without limitation, a certificate setting forth the resolutions of the board of directors of each ACG Party authorizing the execution, delivery and performance of this Third Amendment). The Administrative Agent shall have received a certificate, signed by the Secretary or an Assistant Secretary of each ACG Party, dated as of the date hereof, as to the incumbency of the person or persons authorized to execute and deliver this Third Amendment and any instrument or agreement required hereunder on behalf of each ACG Party, as applicable.
     Section 5.3 Amendment Fee. ACG Finance shall have executed and delivered to the Administrative Agent the Third Amendment Fee Letter.
     Section 5.4 Out-of-Pocket Costs. ACG Finance shall have paid any and all reasonable out-of-pocket costs (to the extent invoiced) incurred by the Administrative Agent (including the reasonable fees and expenses of the Administrative Agent’s legal counsel), and all other fees and amounts payable to the Administrative Agent in connection with this Third Amendment.
     Section 5.5 Legal Opinion. The Administrative Agent shall have received a favorable legal opinion, addressed to the Administrative Agent, from ACG Finance’s and ACG’s legal counsel, reasonably acceptable to the Administrative Agent in form and substance, opining, among other matters, that (i) the ACG Parties’ entry into and performance of this Third Amendment, the Existing Credit Agreement and the Amended Servicing Agreement does not contravene the obligations, covenants, or restrictions applicable to the ACG Parties under the Second Lien Indenture or any other material agreement of the ACG Parties, and (ii) the ACG Parties’ execution and delivery of this Third Amendment has been duly authorized by all necessary corporate action.
     Section 5.6 Effectiveness of Seventh Amendment. Each of the conditions set forth in Part 5 of the Seventh Amendment shall have been satisfied in the determination of the Administrative Agent and the ACG Lenders (or satisfaction thereof has been waived by the Administrative Agent and the ACG Lenders) in accordance with the terms thereof.
ARTICLE VI
Miscellaneous
     Section 6.1 Instrument Pursuant to Existing Credit Agreement. This Third Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.
     Section 6.2 Effect. Except as expressly herein amended, the terms and conditions of the Existing Credit Agreement, the Existing Servicing Agreement and the other Loan Documents shall remain in full force and effect without amendment or modification, express or implied. The entering into this Third Amendment by the Lenders shall not be construed or interpreted as an agreement by the Lenders to enter into any future amendment or modification of the Existing Credit Agreement or any of the other Loan Documents.
     Section 6.3 References in Other Loan Documents. At such time as this Third Amendment shall become effective pursuant to the terms of Article V hereof, all references in the Loan Documents to the “Servicing Agreement” shall be deemed to refer to the Amended Servicing Agreement.
     Section 6.4 Counterparts. This Third Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Any signature delivered or transmitted by a party by facsimile transmission shall be deemed to be an original signature hereto.
     Section 6.5 Integration; Jointly Drafted Document. This Third Amendment, together with the Loan Documents, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Third Amendment supersedes all prior drafts and communications with respect thereto. This Third Amendment may not be amended except in writing. This Third Amendment has been jointly drafted by the respective parties hereto, and no legal doctrine providing for construction or interpretation against the drafter shall have any applicability to this Third Amendment.
     Section 6.6 Further Assurances. ACG Finance and ACG agree to take such further actions as the Administrative Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.
     Section 6.7 Governing Law. THIS THIRD AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES.
     Section 6.8 Successors and Assigns. This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     Section 6.9 Costs, Expenses. ACG agrees to pay on demand any and all reasonable costs and expenses of the Administrative Agent and the Collateral Agent and all other fees and other amounts payable to the Administrative Agent and the Collateral Agent, in each case incurred in connection with the preparation, execution, delivery and administration of this Third Amendment (including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent) in accordance with the terms of Section 9.03 of the Existing Credit Agreement.
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     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered as of the date first written above.

AMERICAN COLOR GRAPHICS, INC.
By:
	Name:	Patrick W. Kellick
	Title:	Executive Vice President

AMERICAN COLOR GRAPHICS FINANCE, LLC
By:
	Name:	Patrick W. Kellick
	Title:	Executive Vice President

[signatures continued]

BANK OF AMERICA, N.A., as Administrative Agent and as Collateral Agent
By:
Name:
Title:

[signatures continued]

LENDERS:

BANK OF AMERICA, N.A.
By:
Name:
Title:

[signatures continued]